Exhibit 4(c)(x)

Execution Copy

PURCHASE AGREEMENT

BROADWING INC.

Senior Subordinated Discount Notes due 2009

of

Broadwing Inc.,

and

Warrants to Purchase shares of Common Stock

of

Broadwing Inc.

TABLE OF CONTENTS

1.	R epresentations, Warranties and Agreements of the Company

2.	Original Specified Amount; Delivery of Additional Commitment Letter and Cutback Notice; Purchase of the Offered Securities

3.	Delivery of and Payment for the Offered Securities at Closing

4.	Certain Rights of the Purchasers

5.	Further Agreements of the Company

6.	Conditions to Purchasers’ Obligations at Closing

7.	Termination; Payments Upon Termination

8.	Several Obligations of the Purchasers

9.	Covenants to Provide Information.

10.	Other Affirmative Covenants.

11.	Provisions Relating to Resales of Notes.

12.	Persons Entitled to Benefit of Agreement

13.	Indemnification

14.	Expenses

15.	Survival

16.	Notices, etc

17.	Confidentiality

18.	Definition of Terms

19.	GOVERNING LAW

20.	Submission to Jurisdiction; Waiver of Service and Venue

21.	WAIVER OF RIGHT TO TRIAL BY JURY

22.	Counterparts

23.	Entire Agreement and Amendments

i

24.	Headings

ii

iii

PURCHASE AGREEMENT

December 9, 2002

GS Mezzanine Partners II, L.P.

GS Mezzanine Partners II Offshore, L.P.

85 Broad Street

New York, New York  10004

Ladies and Gentlemen:

Broadwing Inc., an Ohio corporation (the “Company”), proposes to issue and sell to the Purchasers that principal amount at maturity of the Company’s Senior Subordinated Discount Notes due 2009 (the “Notes”) determined as provided in Section 2(a) below and the Prorated Portion (as defined below) of  17,500,000 warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at an exercise price per share of $3.00, with each Warrant representing on the Closing Date (as defined below), the right to purchase one share of Common Stock (as such number and such exercise price shall be adjusted as if such Warrants were issued on the date hereof and the anti-dilution provisions set forth in Section 11 of the Warrant Agreement (as defined below) were in effect as of the date hereof).   “Prorated Portion” means a fraction, the numerator of which is equal to the aggregate purchase price paid by the Purchasers for the Notes purchased at the Closing (as defined below) and the denominator of which is equal to $350,000,000.

The Notes will be issued pursuant to an Indenture, substantially in the form attached hereto as Exhibit A (the “Indenture”), by and between the Company and a trustee reasonably satisfactory to the Company and the Purchasers (the “Trustee”).  The Warrants will be issued pursuant to a Warrant Agreement, substantially in the form attached hereto as Exhibit B (the “Warrant Agreement”), between the Company and the Purchasers (as defined below).  The Notes and the Warrants issued hereunder are collectively referred to as the “Offered Securities”.

The Company hereby confirms its agreement, subject to the terms and conditions set forth herein, with GS Mezzanine Partners II, L.P., a Delaware limited partnership (“GS Mezzanine”), GS Mezzanine Partners II Offshore, L.P. (“GS Offshore”), an exempted limited partnership organized under the laws of the Cayman Islands, and any other affiliate of GS Mezzanine who purchase the Offered Securities being issued hereunder at the Closing (as defined below) (together with GS Mezzanine, GS Offshore and one or more partnerships, corporations, trusts or other organizations specified as a Purchaser in Schedule 1 hereto which controls, is controlled by, or is under common control with, GS Mezzanine or GS Offshore, the “GS Purchasers”), and any other person specified as a Purchaser in Schedule 1 hereto, provided such person executes a counterpart of this Agreement (“Other Purchasers”, and together with the GS Purchasers, the “Purchasers”), concerning the purchase of the Offered Securities from the Company by the Purchasers.

Holders of the Notes will be entitled to the benefits of an Exchange and Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (the “Exchange and

Registration Rights Agreement”), pursuant to which, among other things, (a) the Company will, under the circumstances described therein, exchange such Notes for certain exchange notes of the Company (the “Exchange Notes”), which are identical in all material respects to the Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions), which will be registered pursuant to a registration statement under the Securities Act (the “Exchange Offer Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) and (b) the Company will, under certain circumstances described therein, file with the Commission shelf registration statements pursuant to Rule 415 under the Securities Act (“Shelf Registration Statements”) covering the resale of the Notes issued thereon.

Holders of the Warrants will be entitled to the benefits of an Equity Registration Rights Agreement, substantially in the form attached hereto as Exhibit D (the “Warrant Registration Rights Agreement”), pursuant to which, among other things, the Company will, under certain circumstances described therein, file with the Commission Shelf Registration Statements covering the resale of the Common Stock issuable upon the exercise of the Warrants.

The Offered Securities will be offered and sold to the Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom.

Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.  Also, “subsidiaries,” as used herein, shall have the meaning ascribed to the term “Subsidiaries” in the Indenture.

1.                                       Representations, Warranties and Agreements of the Company.  Except as set forth in the SEC Filings (as defined below) (except for purposes of Schedule 1(o), the disclosure in which shall not be qualified by reference to the SEC Filings) filed prior to the date of this Agreement, the Company represents and warrants to, and agrees with, the Purchasers on and as of the date hereof and as of the Closing Date, that:

(a)          The Company has filed all reports required to be filed with the Commission in compliance with Section 13 or 15(d) of the Exchange Act since December 31, 2001.  All reports filed with the Commission in compliance with Section 13 or 15(d) of the Exchange Act (the “SEC Reports,” and, together with all filings incorporated by reference therein collectively, the “SEC Filings”) complied when filed in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and, except to the extent that information contained in any SEC Filing has been revised or superseded by a later SEC Filing, none of the SEC Filings (including all financial statements included therein and all exhibits and schedules thereto and documents incorporated by reference therein) contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)         Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 2 and their compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Offered Securities to the Purchasers in the manner contemplated by this Agreement, to register the Offered Securities under the

Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(c)          The Company and each of its Significant Subsidiaries (as defined below) (i) is either a corporation, a limited liability company or a partnership duly organized, validly existing and in good standing (if applicable) under the laws of its jurisdiction of organization and (ii) has full corporate, limited liability company or partnership, as the case may be, power and authority to enter into and perform its obligations under each of the Transaction Documents (as defined below) to which it is a party.  The Company and each of its subsidiaries (i) has full corporate, limited liability company or partnership, as the case may be, power and authority to own, lease and operate its properties and to conduct the businesses in which they are engaged and (ii) is duly qualified as a foreign corporation, a foreign limited liability company or a foreign partnership, as the case may be, to transact business and is in good standing (if applicable) in each jurisdiction in which the nature of its business or the ownership or leasing of its properties make such qualification necessary, except where the failure to so qualify or to have such power and authority could not, individually or in aggregate, reasonably be expected to have a Material Adverse Effect.  Schedule 1(c) hereto sets forth (x) a list of all direct and indirect subsidiaries of the Company showing all equity ownership thereof of the Company and its subsidiaries and (y) the other equity investments of the Company and its subsidiaries in Persons that are not subsidiaries.

(d)         As of September 30, 2002, (i) 218,792,775 shares of Common Stock were issued and outstanding, and 155,250 shares of voting preferred shares as represented by 3,105,000 depositary shares of 6 ¾% Cumulative Convertible Preferred Stock (the “Preferred Stock”) bearing a par value of $0.01 per share were issued and outstanding and (ii) $494.5 million in accreted value of the Convertible Subordinated Notes (as defined below) were issued and outstanding, and sufficient shares of Common Stock are available for issuance upon the conversion of the Convertible Subordinated Notes.  On the date hereof, (i) the authorized capital stock of the Company consists of 480,000,000 shares of Common Stock, 1,357,299 shares of voting preferred stock and 1,000,000 shares of non-voting preferred stock; (ii) 218,792,775 preferred purchase rights (the “Preferred Purchase Rights”) are issued and outstanding, and 400,000 shares of Series A Preferred Stock are reserved for issuance as voting preferred stock, upon the exercise of such preferred purchase rights; and (iii) 31,901,435 shares of Common Stock are reserved for issuance upon exercise of options issued to directors, officers and employees of the Company under the Company’s stock option plans that are in effect on the date hereof, true and correct copies of which are attached as Schedule 1(d).  On the Closing Date, all of the outstanding shares of capital stock of the Company are duly and validly authorized and issued, fully paid and non-assessable.  When the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Warrants will be exercisable for shares of Common Stock (the “Warrant Shares”) in accordance with their terms and the Warrant Shares initially issuable upon exercise of such Warrants will have been duly and validly authorized and reserved for issuance upon such exercise and, when issued and paid for in accordance with the terms of the Warrant Agreement and the Warrants, will be validly issued, fully paid and non-assessable.  Immediately after the Closing Date, a sufficient number of Warrant Shares will have been reserved by the Company for issuance upon exercise of the Warrants.  Except as set forth in Schedule 1(d), all of the outstanding equity interests of each subsidiary of the Company is owned by the Company or a direct or indirect subsidiary of the Company free and clear of any lien or restriction upon voting or transfer, except for the pledge of the equity interests of subsidiaries owned by the Company or a direct or indirect subsidiary of the Company as security for the obligations of the holder thereof under the Credit Agreement (as defined below) and the 7 ¼% Senior Notes due 2023 of the Company (the “Senior Notes”).  Except as set forth on Schedule 1(d), (i) there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any shares of Common Stock, Preferred Stock, or other capital stock of the Company, (ii) there are no voting trusts or other agreements or understandings to which the Company or any of its subsidiaries is a party with respect to the holding, voting or disposing of Common Stock, Preferred Stock or other capital stock of the Company, and (iii) the Company has no outstanding bonds, debentures, notes or other obligations or other securities (other than the Common Stock, the Warrants, the Preferred Purchase Rights, the Preferred Stock and the 6 ¾% Convertible Subordinated Notes due July 21, 2009 (the “Convertible Subordinated Notes”) issued pursuant to the Indenture, dated as of July 21, 1999, between the Company and the Bank of New York and sold pursuant to the Investment Agreement, dated as of July 21, 1999, among the Company and certain holders of the Convertible Subordinated Notes) that entitle the holders thereof to vote with the stockholders of the Company on any matter or which are convertible into or exercisable for securities having such a right to vote.

(e)          Except as set forth on Schedule 1(e), each of the Company and its subsidiaries, to the extent parties thereto, has full right, power and authority to execute and deliver this Agreement, the Indenture, the Exchange and Registration Rights Agreement, the Notes, the Warrants, the Warrant Agreement and the Warrant Registration Rights Agreement (collectively, all of the foregoing and all other agreements or documents specifically described in this Agreement and executed or delivered pursuant hereto, the “Transaction Documents”), and to perform its respective obligations hereunder and thereunder; and, except as set forth on Schedule 1(e), all corporate, limited liability or partnership, as applicable, action required to be taken for the due and proper performance of each of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents will have been duly and validly taken.

(f)            This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

(g)         The Indenture has been duly authorized by the Company and its subsidiaries parties thereto and, when duly executed and delivered by the Company, its subsidiaries parties thereto and the Trustee in accordance with its terms, will constitute a valid and legally binding agreement of the Company and such subsidiaries enforceable against the Company and such subsidiaries in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).  The Indenture will conform in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

(h)         The Notes have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

(i)             The Exchange and Registration Rights Agreement has been duly authorized, by the Company and its subsidiaries parties thereto and, when duly executed and delivered by all the parties thereto in accordance with its terms, will constitute a valid and legally binding agreement of the Company and such subsidiaries enforceable against the Company and such subsidiaries in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally and by general equitable principles (whether considered in a proceeding in equity or at law) and except to the extent that the indemnification or contribution provisions contained therein may be unenforceable.

(j)             The Warrant Agreement has been duly authorized by the Company, and, when duly executed and delivered by all the parties thereto in accordance with its terms, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

(k)          The Warrants have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Warrant Agreement and paid for as provided herein and therein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Warrant Agreement and enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally and by general equitable principles (whether considered in a proceeding in equity or at law) and except to the extent that the indemnification or contribution provisions contained therein may be unenforceable.

(l)             The Warrant Registration Rights Agreement has been duly authorized by the Company and, when duly executed and delivered by all the parties thereto in accordance with its terms, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally and by general equitable principles (whether considered in a proceeding in equity or at law) and except to the extent that the indemnification or contribution provisions contained therein may be unenforceable.

(m)       Except as described in Schedule 1(m), the execution, delivery and performance by each of the Company and its subsidiaries of the Transaction Documents to which it is a party, the issuance, authentication, sale and delivery of the Notes and the Warrants and compliance by each of the Company and its subsidiaries with the terms of the Transaction Documents to which it is a party and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in the violation of any provisions of the charter or by-laws (or similar organizational documents) of the Company or any of its subsidiaries that are either Material Subsidiaries or Guarantors (each such subsidiary, a “Significant Subsidiary”) or (iii) result in the violation of, or in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any Applicable Law or any judgment, order or decree of any Governmental Authority having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except in the case of clauses (i) and (iii) above, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization or order of, or filing or registration with, any such Governmental Authority under any such Applicable Law, judgment, order or decree is required for the execution, delivery and performance by the Company and  each of its subsidiaries of each of the Transaction Documents to which each is a party, the issuance, authentication, sale and delivery of the Offered Securities and compliance by the Company and its subsidiaries with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, filings, orders, registrations or qualifications (A) which shall have been obtained or made on or prior to the Closing Date, (B) as may be required to be obtained or made under the Securities Act and applicable state securities laws in connection with the Warrant Registration Rights Agreement and the Exchange and Registration Rights Agreement and (C) the failure of which to be obtained or made could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n)         The historical financial statements, including the related notes (collectively, the “Financial Statements”) contained in the SEC Filings have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and fairly present in all material respects the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, subject, in the case of any unaudited interim financial statements, to normal year-end adjustments, in each case in accordance with GAAP, except as noted in the Financial Statements.

(o)         Schedule 1(o) sets forth a complete and correct list of all Indebtedness of the Company and its subsidiaries that is in existence on the date hereof (the “Schedule 1(o) Indebtedness”).  Neither the Company nor any subsidiary of the Company is in default, and no waiver of default, is currently in effect, in the payment of the principal of or interest on any Schedule 1(o) Indebtedness of the Company or such subsidiary and no event or condition exists with respect to any Schedule 1(o) Indebtedness of the Company or any subsidiary of the Company that would permit (or that with notice, lapse of time or both, would permit) any person to cause such Schedule 1(o) Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(p)         Except as disclosed in Schedule 1(p) hereto, there are no legal or administrative proceedings pending by or before any Person to which the Company or any of its subsidiaries is a party or of which any business, property or assets of the Company or any of its subsidiaries is the subject, or, to the knowledge of the Company, by which any business, property or assets of the Company or any of its subsidiaries would reasonably be expected to be affected, which, (i) singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or (ii) would reasonably be expected to question the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto; and to the knowledge of the Company, no such proceedings are threatened or contemplated.

(q)         No action has been taken and no Applicable Law or order has been enacted, adopted or issued by any Governmental Authority which prevents the issuance of the Offered Securities or suspends the sale of the Offered Securities in any jurisdiction; no injunction, restraining order or order of any nature by any court or governmental agency or body of competent jurisdiction has been issued with respect to the Company or any of its subsidiaries which would prevent or suspend the issuance or sale of the Offered Securities; except as disclosed in Schedule 1(q) hereto, no action, suit or proceeding is pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries by or before any Governmental Authority which could reasonably be expected to interfere with or materially adversely affect the issuance of the Offered Securities or in any manner draw into question the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto.

(r)            Neither the Company nor any of its subsidiaries is (i) in the case of the Company or any Significant Subsidiary, in violation of its charter or by-laws (or similar organizational documents), (ii) in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) in violation in any respect of any Applicable Law or order or decree of any Governmental Authority to which it or its property or assets are subject; except for any violation under clauses (ii) and (iii) that could not, individually or in the aggregate, reasonably be expected to (x) have a Material Adverse Effect or (y) result in an Event of Default.

(s)          Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries possess all licenses, authorizations and permits issued by, and have made all declarations and filings with, all appropriate Governmental Authorities which are necessary for the ownership of their respective properties or the conduct of their respective businesses as described in SEC Filings, and, neither the Company nor any of its subsidiaries has received notification of any revocation or modification of any such material license, authorization or permit.

(t)            Except as disclosed on Schedule 1(t):

(i)                                     all material Tax Returns that are required to be filed by or with respect to the Company or any of its subsidiaries have been timely filed, and all such Tax Returns are true and complete in all material respects;

(ii)                                  all Taxes shown to be due on the Tax Returns referred to in clause (i) or which are otherwise due and payable have been timely paid in full;

(iii)                               all Taxes required to be withheld and paid over by or with respect to the Company or any of its subsidiaries to any relevant taxing authority in connection with payments to employees, independent contractors, creditors, stockholders or to third parties have been so withheld and paid over;

(iv)                              the accruals and reserves for Taxes (other than deferred Taxes) established in the books and records of the Company and its subsidiaries are complete and adequate in all material respects to cover any liabilities for Taxes that are not yet due and payable;

(v)                                 all material deficiencies asserted or assessments made by the Internal Revenue Service or any state, local or foreign taxing authority have been paid in full or reserved for in the books and records, or are being contested in good faith;

(vi)                              no audits or examinations with respect to Taxes of the Company or any of its subsidiaries are ongoing, pending or, to the knowledge of the Company or any subsidiaries, threatened or proposed by the Internal Revenue Service or any state, local or foreign taxing authority;

(vii)                           there are no liens for material Taxes on any of the assets of the Company or any of its subsidiaries other than liens for Taxes not yet due;

(viii)                        neither the Company nor any of its subsidiaries has been a member of an affiliated, combined, consolidated or unitary Tax group for purposes of filing any Tax Return other than such a group for which the Company is the common parent;

(ix)                                no closing agreements, private letter rulings, technical advice memoranda or similar agreement or rulings have been entered into or issued by any taxing authority with respect to the Company or any of its subsidiaries;

(x)                                   to the knowledge of the Company or any of its subsidiaries, no taxing authority in a jurisdiction where the Company or any of its subsidiaries does not file Tax Returns has made a claim, assertion or threat that the Company or any of its subsidiaries is or may be subject to Tax in such jurisdiction; and

(xi)                                neither the Company nor any of its subsidiaries is, nor has ever been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time (the “Code”).

“Tax Returns” means all reports and returns (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with respect to Taxes.

“Taxes” means all federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding or other taxes, duties or assessments of any kind whatsoever imposed on any Person, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties and includes any liability for Taxes of another Person by contract, as a transferee or successor, under Treasury regulation Section 1.1502-6 or analogous state, local or foreign law provision or otherwise.

(u)         Neither the Company nor any of its subsidiaries is (i) an “investment company” or a company “controlled by” an investment company within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder or (ii) a “holding company” or a “subsidiary company” of a holding company or an “affiliate” thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

(v)         Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries have insurance or adequate reserves covering their respective properties, operations, personnel and businesses, which insurance or adequate reserves are in amounts as are, in the reasonable judgment of the Company, adequate to protect the Company and its subsidiaries and their respective businesses.

(w)       Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) the Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and (ii) the conduct of the Company’s or any of its subsidiaries’ respective businesses do not conflict in any respect with, and the Company and its subsidiaries have not received any notice of any claim of conflict with, any such rights of others.

(x)           The Company and each of its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property which are material to the business of the Company and its subsidiaries, in the case of the Company free and clear of all liens, encumbrances, claims and defects and imperfections of title except such as (i)  arise under or are permitted under the Senior Notes or under the Amended and Restated Credit Agreement, dated November 9, 1999, as amended and restated on January 12, 2000, as amended (the “Credit Agreement”), among the Company, Broadwing

Communications Services Inc., Citicorp USA, Inc. as Administrative Agent, certain other agents and certain lenders thereto, (ii) are Permitted Liens under the Indenture, or (iii) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y)         Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no (i) unfair labor practice, labor dispute (other than routine individual grievances), litigation relating to labor matters involving any employee or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or its subsidiaries, (ii) lockout, strike, slowdown, work stoppage or threat thereof by or with respect to any such employees, or (iii) material dispute, grievance or litigation relating to the employment of or involving any employee (other that routine individual grievances).  The Company and its subsidiaries each is in compliance with all Applicable Laws (as defined in the Indenture) regarding employment, employment practices, terms and conditions of employment and wages, except for such noncompliance which individually or in the aggregate do not and could not reasonably be expected to have a Material Adverse Effect.  Other than as set forth on Schedule 1(y), no employee of the Company will receive, accrue or be entitled to receive or accrue any additional benefits, service or accelerated rights to payments of benefits, or any severance or termination payments as a result of the consummation of the transactions contemplated hereby.

(z)           No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.  There is no material pending, or to the knowledge of the Company threatened, litigation relating to the Company’s employee benefit plans within the meaning of Section 3(3) of ERISA.  Neither the Company nor any ERISA Affiliate has any contingent liability with respect to any post-retirement benefit under a welfare plan within the meaning of Section 3(1) of ERISA, other than liability for continuation coverage described in Part 6 of Title I of ERISA and except such liability as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  There has been no failure by any Plan or Multiemployer Plan to comply with the applicable requirements of ERISA and the Code other than any such failures that, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect.  As used herein:

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b), (c) or (m) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the thirty-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section

303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (f) the incurrence by the Company or any of its ERISA Affiliates of any tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA, or liabilities pursuant to Section 401(a)(29) of the Code.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Section 302 or Title IV of ERISA or Section 412 of the Code, and in respect of which the Company or any ERISA Affiliate is (or, if such Plan was terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

(aa)    Except as disclosed on Schedule 1(aa) and except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) there is not and has not been any presence, storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of Hazardous Materials by the Company or any of its subsidiaries, or any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or may be liable from, in, on, at, under, about or upon any property now or, during the period of ownership, lease or operation by the Company or any of its subsidiaries, previously owned, leased or used by the Company or any of its subsidiaries, or upon any other property, in violation of any Environmental Law or which would, under any Environmental Law, give rise to any liability of the Company or any of its subsidiaries; and (ii) there is not and has not been any presence, disposal, discharge, emission or other release of any kind onto such property of any Hazardous Material with respect to which the Company has knowledge.  As used herein:

“Environmental Laws” means all applicable foreign, federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, Environmental Permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, and the Emergency Planning and Community Right-to-Know Act.

“Environmental Permits” means all permits, licenses, registrations, consents and other authorizations of any Governmental Authority which are required with respect to any of the facilities of the Company or any of its subsidiaries or operations under any applicable Environmental Law.

“Hazardous Materials” means (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation,

polychlorinated biphenyls and radon gas; (ii) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous substances,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar meaning and effect, under any applicable Environmental Law; and (iii) any other chemical, material or substance, the Release of which is prohibited, limited or regulated by any Environmental Law.

(bb)  Except as set forth in Schedule 1(bb), (a) there is no Indebtedness between the Company or any of its subsidiaries, on the one hand, and any officer, stockholder, director or affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act) (other than the Company or any of its subsidiaries) of the Company, on the other, (b) no such officer (other than in his or her capacity as an officer), stockholder, director (other than in his or her capacity as a director) or affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act) provides or causes to be provided any assets, services or facilities to the Company or any of its subsidiaries, (c) neither the Company nor any of its subsidiaries provides or causes to be provided any assets, services, or facilities to any such officer, stockholder, director or affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act) which, individually or in the aggregate, are material to the business, assets, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries taken as a whole, and (d) neither the Company nor any subsidiary beneficially owns, directly or indirectly, any investment in or issued by any such officer, director or affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act), which in the case of each of the clauses (a) through (d) above, individually or in the aggregate, are material to the business, assets, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries taken as a whole.  Neither the Company nor any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment; except in the case of clauses (i) through (iv) above, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or result in criminal liability of the Company or any of its subsidiaries.

(cc)    On and immediately after the Closing Date, the Company and its subsidiaries on a consolidated basis (after giving effect to the consummation of the transactions contemplated by the Transaction Documents) will be Solvent.  As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the fair value and present fair saleable value of the assets of the Company and its subsidiaries exceeds the amount required to pay the liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Company and its subsidiaries; (ii) the Company and its subsidiaries have the ability to pay its debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) as they become absolute and matured in the normal course of business; and (iii) the Company does not have an unreasonably small amount of capital with which to conduct its business after giving due consideration to the prevailing practice in the industry in which the Company is engaged.  In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(dd)  Except as described in Schedule 1(dd) hereto, or as contemplated by this Agreement, there are no outstanding subscriptions, rights, warrants, calls or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity or other ownership interest in the Company or any of its subsidiaries.

(ee)    The Company will apply the proceeds from the sale of the Offered Securities solely to repay Indebtedness under the Credit Documents and to pay fees and expenses in connection with the transactions contemplated herein; provided that, to the extent the proceeds from the sale of Offered Securities exceed $300 million, the Company may use such excess proceeds for general corporate purposes in a manner to be mutually agreed in writing by the parties hereto.  None of the proceeds of the sale of the Offered Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any security that currently is a margin security or for any other purpose which might cause any of the Offered Securities to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Board of Governors of the Federal Reserve Board.

(ff)   Except as set forth in Schedule 1(ff), neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding other than this Agreement with any person that would give rise to a valid claim against the Company or its subsidiaries or the Purchasers for a brokerage commission, finder’s fee or like payment in connection with the sale of the Offered Securities, except as contemplated by this Agreement.

(gg)  The Offered Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act (assuming that the Warrants are eligible for resale under Rule 144A pursuant to Rule 144A(d)(3)(i)).

(hh)  None of the Company, any of its subsidiaries or any of their respective affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act)  has, directly or through any agent, made any offer or sale, solicited offers to buy or otherwise negotiated in respect of any of the Offered Securities or any securities of the same or similar class as the Offered Securities, the result of which would cause the sale of the Offered Securities to fail to be entitled to the exemption from registration afforded by Section 4(2) of the Securities Act.  As used herein, the terms “offer” and “sale” have the meanings specified in Section 2(3) of the Securities Act.

(ii)          None of the Company, any of its subsidiaries or any other person acting on its or their behalf has engaged, in connection with the sale of the Offered Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act (“Regulation D”).

(jj)          No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(kk)    Since December 31, 2001, (i) there has been no material adverse change in the condition (financial or otherwise), operations, performance, properties or prospects of the Company and its Restricted Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business and (ii) the Company and its Restricted Subsidiaries have not incurred any material liability or obligation, direct or contingent, other than (x) in the ordinary course of business consistent with past practice or (y) in connection with the transactions contemplated by the Transaction Documents.

(ll)          The Guarantors (as defined in the Indenture) listed on the signature pages to the Indenture as of the Closing Date will be the only Restricted Subsidiaries (as defined in the Indenture) that guarantee the Credit Agreement on the Closing Date.

2.                                       Original Specified Amount; Delivery of Additional Commitment Letter and Cutback Notice; Purchase of the Offered Securities.  (a)  On the date hereof, the Purchasers agree, pursuant to the terms and conditions of this Agreement, to purchase from the Company at the Closing, in accordance with Section 2(b), the principal amount at maturity of Notes and the number of Warrants set forth opposite the name of such Purchaser on Schedule 1 hereto for an aggregate purchase price at the Closing of $200,000,000 (the “Original Specified Amount,” and together with any Additional Specified Amount (defined below), the “Specified Amount”).  At any time on or prior to December 24, 2002 (as such date may be extended to January 7, 2003 with the consent of the Company (such consent not to be unreasonably withheld), the “Additional Commitment Delivery Date”), GS Mezzanine, on behalf of the Purchasers, shall have the right (but shall not be obligated), in its sole discretion, to deliver to the Company a letter (the “Additional Commitment Letter”), notifying the Company that the Purchasers agree, pursuant to the terms and conditions of this Agreement, to purchase from the Company at the Closing, in accordance with Section 2(b), additional Notes and additional Warrants for an aggregate purchase price at the Closing of not more than $150,000,000 (such notified amount, subject to the proviso to this sentence, the “Additional Specified Amount”), and an amended Schedule 1 specifying the identity of the Purchasers and the principal amount at maturity of Notes and the number of Warrants that each Purchaser has agreed to purchase; provided, however, that if the Additional Specified Amount on the Additional Commitment Delivery Date is less than $150,000,000 and (x) this Agreement has not been terminated by the Company pursuant to Section 7(b) and (y) the Company has not delivered to the Purchasers a Cutback Notice (as defined below), GS Mezzanine, on behalf of the Purchasers, shall have the right (but not the obligation), at any time prior to the earliest of the Closing Date, the date on which this Agreement is terminated pursuant to Section 7, or the date on which a Cutback Notice has been delivered to the Company, to deliver to the Company one or more amendments to the  Additional Commitment Letter increasing the Additional Specified Amount to not more than $150,000,000.  Following the Company’s receipt of the Additional Commitment Letter, the Company may, at any time prior to the Amendment Date (as defined below), deliver to the Purchasers a written notice (the “Cutback Notice”) specifying the aggregate principal amount at maturity of Notes and the number of Warrants that the Company will issue and sell to the Purchasers at the Closing;

provided, however, that the aggregate purchase price for the Notes may either be (x) zero or (y) not less than the Original Specified Amount nor more than the Specified Amount.  Upon delivery of any Cutback Notice, the principal amount at maturity of Notes and the number of Warrants the Purchasers are required to purchase at the Closing shall be reduced (and as so reduced, may not thereafter be increased), if applicable, and allocated among the Purchasers in a manner determined by the GS Purchasers in their sole discretion, to the amount set forth in the Cutback Notice, and Schedule 1 shall be amended accordingly; provided, further, that, notwithstanding anything herein to the contrary, no Cutback Notice may be delivered to the Purchasers unless and until the Company has delivered a similar cutback notice to the prospective purchasers of the Alternative Mezzanine Debt, if any, reducing their commitments to zero, which commitments, as so reduced, may not thereafter be increased.  For the avoidance of doubt, if the Company delivers to the Purchasers a Cutback Notice reducing to zero the aggregate principal amount at maturity of Notes and the number of Warrants that the Company will issue and sell to the Purchasers at the Closing, the Purchasers shall have no further obligations to purchase Offered Securities on the Closing Date; provided that all other provisions of the Purchase Agreement shall otherwise remain in full force and effect.

(b)         On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Company will issue and sell to each of the Purchasers, severally and not jointly (except that the GS Purchasers shall be jointly and severally liable with respect to the obligations of all of the Purchasers under Section 2(a) up to an amount equal to the Original Specified Amount), and each of the Purchasers, severally and not jointly (except that the GS Purchasers shall be jointly and severally liable with respect to the obligations of all of the Purchasers under Section 2(a) up to an amount equal to the Original Specified Amount), agrees to purchase from the Company at the Closing the principal amount at maturity of the Notes and the number of the Warrants (equal to the Prorated Portion of 17,500,000) set forth opposite the name of such Purchaser on Schedule 1 hereto (as in effect on the Closing Date) at the purchase price set forth opposite such Purchaser’s name on Schedule 1, for an aggregate purchase price at the Closing equal to the Specified Amount, as reduced pursuant to any Cutback Notice.

(c)          Each Purchaser represents to the Company that (i) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) it has full right, power and authority to enter into and perform its obligations under each of the Transaction Documents to which it is a party, and that all corporate, limited liability company or partnership, as applicable, action required to be taken for the due and proper authorization, execution and delivery of such Transaction Documents and the transactions contemplated thereby has been validly taken, (iii) each of the Transaction Documents to which it is a party has been duly executed and delivered by such Purchaser and constitutes a valid and legally binding agreement of such Purchaser enforceable against such Purchaser in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally and by general equitable principles (whether considered in a proceeding in equity or at law), (iv) it is either (A) an “accredited investor,” within the meaning of Rule 501 promulgated by the Commission under the Securities Act or (B) a Qualified Institutional Buyer (“QIB”) as defined in Rule 144A under the Securities Act (“Rule 144A”), (v) it is acquiring the Offered Securities to be purchased by it hereunder for its own account, for investment, and not with a view to or for sale in connection with any distribution thereof in violation of the registration provisions of the Securities Act or the rules and regulations promulgated thereunder, (vi) it is aware that it must bear the economic risk of such investment for an indefinite period of time since the statutory basis for exemption from registration under the Securities Act would not be present if such representation meant merely that the present intention of such Purchaser is to hold these securities for a deferred sale or for any fixed period in the future, (vii) it can afford to bear such economic risk and can afford to suffer the complete loss of its investment hereunder and (viii) it has not taken any action which would subject the issuance or sale of the Offered Securities to the provisions of Section 5 of the Securities Act.  Each Purchaser acknowledges that the Offered Securities are “restricted securities” under the U.S. federal securities laws, have not been registered under the Securities Act or any state securities or blue sky laws and may not be sold except pursuant to an effective registration statement thereunder or any exemption from registration under the Securities Act and applicable state securities laws.  Each Purchaser further acknowledges that each Offered Security shall include the restrictive legends set forth in the Indenture in the case of the Initial Notes and the Warrant Agreement in the case of the Warrants.

Each Purchaser further acknowledges that each Note and Warrant will bear the restrictive legend set forth below:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGSITRATION.”

(d)         At the Closing Date, the parties to this Agreement will (i) agree for purposes of Treasury Regulation Section 1.1273-2(h) and for all other federal, state, local and foreign tax purposes as to the aggregate fair market value and the aggregate purchase price (after giving effect to the making by the Company of the Closing Payment referred to in Section 3(c)) of the Notes and the Warrants, and (ii) execute an addendum to this Agreement setting forth such aggregate fair market value and the aggregate purchase price, which addendum will be incorporated herein and will be made part hereof as if originally set forth herein.  The parties agree to report the sale and purchase of the Notes and Warrants purchased pursuant to this Agreement for all federal, state, local and foreign tax purposes in a manner consistent with the aforementioned addenda and agree to take no position inconsistent with the foregoing (unless otherwise required by a final determination by the appropriate taxing authority).

3.                                       Delivery of and Payment for the Offered Securities at Closing.  (a)  Delivery of and payment for the Offered Securities shall be made at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004, or at such other place as shall be agreed upon by the Purchasers and the Company, at 10:00 a.m., New York time,at a closing (the “Closing”) on the date that is 30 days after the amendment to the Credit Agreement referred to in Section 6(g) has been executed by the parties thereto (the date on which such amendment has been executed, the “Amendment Date”) (provided that all other conditions set forth in Section 6 have been satisfied or waived by the Purchasers prior to such date), or at such other time or date, as shall be agreed upon by the Purchasers and the Company (such date and time of payment and delivery being referred to herein as the “Closing Date”), provided, however, that if any Other Purchaser fails to fund on the Closing Date as provided herein, the GS Purchasers will have the right to postpone the Closing Date for an additional 30 days.  On the Closing Date, the Company will deliver to the Purchasers, against payment of the purchase price set forth in Schedule 1, certificates evidencing an aggregate principal amount at maturity of the Notes that may be purchased for such purchase price pursuant to the Indenture duly executed by the Company and authenticated by the Trustee pursuant to the Indenture, and the Warrants, duly executed by the Company and registered in the names of the Purchasers and in the amounts set forth in Schedule 1 (and in such denominations requested by each such Purchaser not later than two business days prior to the Closing Date).

(b)         On the Closing Date, payment of the purchase price for the Offered Securities (net of any amounts payable by the Company to the Purchasers pursuant to Section 3(c) of this Agreement) shall be made to the Company by wire or book-entry transfer of same-day funds to such account or accounts as the Company shall specify prior to the Closing Date or by such other means as the parties hereto shall agree prior to the Closing Date against delivery to the Purchasers of the certificates evidencing the Offered Securities issued and sold pursuant to this Agreement.  Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Purchasers hereunder.

(c)          On the Closing Date, the Company shall pay by wire transfer of immediately available funds (or, if consented to by a Purchaser, as a pro rata reduction in the purchase price of the Offered Securities purchased by such Purchaser) to the Appropriate Parties (as defined below) a closing payment (the “Closing Payment”) equal to the sum of (x) xx% of the Specified Amount (excluding for purposes of this clause (x) any portion of the purchase price not funded as of the Closing due to the breach by any Purchaser of its obligations hereunder) and (y) xx% of the aggregate purchase price paid by the Purchasers for the Notes purchased by them on the Closing Date, without regard to the penultimate sentence of this Section 3(c).  In addition, to the extent requested to be paid on the Closing Date, the Company shall pay to each Purchaser or its designee all reasonable and documented fees and disbursements of such Purchaser conte mplated by, and subject to the limitations of, Section 14.  Any obligation owed to the Company by the Purchasers pursuant to Section 3(b) of this Agreement shall be reduced by the amount of the obligation of the Company to the Purchasers pursuant to this Section 3(c).  As used herein, the “Appropriate Parties” shall mean: (i) with respect to any payment based on the amount of the aggregate purchase price payable by the GS Purchasers for the Notes which they have committed to purchase on or prior to the Closing Date, the GS Purchasers or their designees, in proportion to their respective commitments, and (ii) with respect to any payment based on the amount of the aggregate purchase price payable by the Other Purchasers for the Notes which they have committed to purchase on the Closing Date, Goldman, Sachs & Co. or its designees.

4.                                       Certain Rights of the Purchasers.  If the terms of any Alternative Mezzanine Debt (as defined below), in the sole judgment of the GS Purchasers, contains terms that are more favorable to the holders thereof than the terms of the Offered Securities, the Purchasers shall have the right, in the GS Purchasers’ sole and absolute discretion, to (a) benefit from such more favorable terms by incorporating them in the appropriate Transaction Documents and/or (b) treat their commitment hereunder and under the Additional Commitment Letter as a commitment to purchase such Alternative Mezzanine Debt for an aggregate purchase price not to exceed the Specified Amount (and the Company shall then be obligated to issue and sell to the Purchasers such Alternative Mezzanine Debt) on the terms and conditions thereof.

5.                                       Further Agreements of the Company.  The Company agrees with each of the Purchasers:

(a)          At all times prior to the Closing Date, to advise the Purchasers promptly and, if reasonably requested, confirm such advice in writing, of the happening of any event which makes any statement of a fact in the SEC Filings or any representation or warranty contained in Section 1 of this Agreement untrue or incorrect in any material respect or which requires the making of any additions to or changes in the SEC Filings or Section 1 of this Agreement in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, untrue or incorrect in all material respects.

(b)         For so long as the Offered Securities are outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, to furnish to holders of the Offered Securities and prospective purchasers of the Offered Securities designated by such holders, upon the written request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to and in compliance with Section 13 or 15(d) of the Exchange Act (the foregoing agreement being for the benefit of the holders from time to time of the Offered Securities and prospective purchasers of the Offered Securities designated by such holders).

(c)          Except following a Note Registration, not to, and to cause its subsidiaries not to, and to use its reasonable efforts to cause its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) not to, and to use its commercially reasonable efforts to cause any person acting on their behalf (other than the Purchasers, as to which no covenant is given) not to, solicit any offer to buy or offer to sell the Offered Securities by means of engaging in any form of general solicitation or general advertising within the meaning of Rule 502 (c) of Regulation D under the Securities Act; and not to offer, sell, contract to sell or otherwise dispose of, or negotiate in respect of, directly or indirectly, any securities of the same or similar class as the Offered Securities under circumstances where such offer, sale, contract, negotiation or disposition could be integrated with the sale of the Offered Securities in a manner which would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the sale of the Offered Securities as contemplated by this Agreement.

(d)         During the period from the Closing Date until two years after the Closing Date, not to, and not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by them, except for Offered Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act or unless the Offered Securities bear a legend specifying the date of such resale.

(e)          To, from and after such time as the Company has securities registered pursuant to Section 12 of the Exchange Act, or has securities registered pursuant to the Securities Act, make timely filing of such reports as are required to be filed by it with the Commission so that Rule 144 under the Securities Act or any successor provision thereto will be available to the security holders of the Company who are otherwise able to take advantages of the provisions of such rule.

(f)            Not to, for so long as the Offered Securities are outstanding, be or become, or be or become controlled by, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, and to not be or become, or be or become owned by, a closed-end investment company required to be registered under the Investment Company Act, but not registered thereunder.

(g)         To use its commercially reasonable efforts to do and perform all things required to be done and performed by it under this Agreement that are within its control prior to or after the Closing Date.

(h)         Not to take any action from and after the date hereof, and prior to the execution and delivery of the Indenture which, if taken after such execution and delivery, would have violated any of the covenants contained in the Indenture as if the Indenture was in effect in the form attached hereto and dated as of the date hereof.

(i)             To apply the net proceeds from the sale of the Offered Securities as set forth in Section 1(ee).

(j)             After the Note Registration, provide to the Purchasers the same assistance in conducting offerings of the Notes as the Company is obligated to provide in connection with Private Offerings pursuant to Section 11(b) as if such Section 11(b) applied to offerings of publicly traded securities.

(k)          At any time prior to the Additional Commitment Delivery Date, the Company shall cooperate with the GS Purchasers, and if requested by the GS Purchasers, shall use its best efforts to:

(i)  direct contact between the Company’s senior management and advisors and prospective Purchasers to enable them to conduct their due diligence investigation;

(ii) respond to reasonable inquiries of, and provide answers to, each prospective Purchaser who so inquires about the Company and its subsidiaries;

(iii) host meetings of prospective Purchasers;

(iv) promptly prepare and provide to each prospective Purchaser all information with respect to the Company, including projections, as each prospective Purchaser may reasonably request.  Any such projections made available to a prospective Purchaser by the Company or any of its representatives will be prepared in good faith based upon assumptions believed in good faith to be reasonable; provided, however, that in no event shall the Company be required to give any representations or warranties with respect to such projections; and

(v) provide to any prospective Purchaser any other information regarding the Company that such prospective Purchaser may reasonably request;

provided, however, that the Company’s obligations hereunder shall be subject to prospective Purchasers expressly agreeing to be bound by the confidentiality provisions set forth in Section 17.

(l)             For the period from the date hereof and ending on the earlier of the Closing Date or the date on which this Agreement is terminated pursuant to Section 7, to deal with the Purchasers on an exclusive basis with respect to the issuance of the Offered Securities and not to, and to cause its agents, representatives, and any other person acting on its behalf not to, directly or indirectly, solicit, participate in any negotiations or discussions with or provide or afford any information to third parties with respect to, or otherwise facilitate, encourage, accept, or enter into any Alternative Transaction (as defined below); provided, however, that if the Specified Amount is less than $350 million, the Company shall have the right, notwithstanding this Section 5(l), after the Additional Commitment Delivery Date and prior to the delivery of any Cutback Notice to the Purchasers, to solicit third parties to either (x) participate in the purchase of Notes and Warrants with an aggregate purchase price not to exceed the difference (the “Shortfall Amount”) between $350 million and the Specified Amount, which third parties who decide to participate in such purchase shall be deemed to be Purchasers hereunder for all purposes (including, for the avoidance of doubt, for purposes of receiving any Cutback Notice and for any reductions in the Purchasers’ commitments pursuant thereto) or (y) subject to the second proviso to the last sentence of Section 2(a), to commit to purchase Alternative Mezzanine Debt for a purchase price not to exceed the Shortfall Amount.  As used herein, “Alternative Mezzanine Debt” means a mezzanine financing of the Company consisting of subordinated indebtedness, preferred equity or common equity of the Company, or any combination of the foregoing, in each case which would otherwise constitute an Alternative Transaction (as defined below), satisfying the following conditions:  (i) the aggregate purchase price for such Alternative Mezzanine Debt shall not exceed the Shortfall Amount; (ii) the ranking of the most senior instrument included in such Alternative Mezzanine Debt shall be pari passu in right of payment to the Notes or junior in right of payment to the Notes to the same extent as the Notes are junior to Senior Indebtedness (as defined in the Indenture) and (iii) the maturity, mandatory redemption or similar final payment (including any call rights of the holders thereof) of each instrument included in such Alternative Mezzanine Debt shall not occur prior to the date that is 6 months after the Stated Maturity Date.

6.                                       Conditions to Purchasers’ Obligations at Closing.  Each Purchaser’s obligation to purchase and pay for the Offered Securities to be purchased by it at the Closing is subject to the satisfaction or waiver by it prior to or at the Closing of each of the conditions specified below in this Section 6:

(a)          Each of the representations and warranties of the Company in this Agreement and in each of the other Transaction Documents shall be true and correct in all material respects

(provided that the representations and warranties already qualified by materiality or Material Adverse Effect shall be true and correct in all respects) when made and on or as of the Closing Date, as if made on and as of such date (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

(b)         The Company and its subsidiaries, to the extent parties hereto or thereto, shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement and each of the other Transaction Documents required to be performed or complied with by them prior to the Closing, and, after giving effect to the issue and sale of the Offered Securities and the consummation of the other transactions contemplated by the Transaction Documents, no default or event of default shall have occurred and be continuing under any of the Transaction Documents.

(c)          The Company shall have delivered to each Purchaser a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date, in the form of Exhibit E hereto, certifying that to their knowledge the conditions specified in clauses (a), (b), (k), (l) and (m) of this Section 6 have been fulfilled, except as to matters which require the approval or satisfaction of the Purchasers.

(d)         Each of the Company and each of its subsidiaries which constitutes a Company Guarantor (as defined in the Indenture) shall have delivered to each Purchaser a certificate in the form of Exhibit F certifying as to the Company’s or such subsidiaries’ organizational documents and resolutions attached thereto, the incumbency and signatures of certain officers of the Company or such subsidiary, and other proceedings of the Company or such subsidiary, relating to the authorization, execution and delivery of the Offered Securities, this Agreement and the other Transaction Documents to which the Company or such subsidiary is a party.

(e)          Each Purchaser shall have received opinions dated the date of the Closing from (i) Cravath, Swaine & Moore, counsel for the Company, to the effect set forth in Exhibit G-1, (ii) Frost, Brown & Todd, local counsel to the Company, in form and substance reasonably satisfactory to the Purchasers and their counsel, (iii) the Company’s internal counsel, to the effect set forth in Exhibit G-2, and (iv) a regulatory counsel for the Company reasonably acceptable to the Purchasers and their counsel, to the effect that no consent, approval or authorization by any Governmental Authority is required in connection with the execution, delivery and performance by the Company and its subsidiaries of the Transaction Documents and the execution, delivery and performance by the Company and its subsidiaries of the Transaction Documents does not violate any applicable provision of any statutes, rules or policies enforced or issued by any Governmental Authority.

(f)            There shall not have occurred any material disruption or material adverse change in or affecting the U.S. financial, banking or capital market conditions generally from those in effect on the date of this Agreement.

(g)         The Company shall have made such amendments to the Credit Agreement and documents related thereto in form and substance satisfactory to the Purchasers, and the Purchasers shall have received all such counterpart originals as it or they may reasonably request.  After giving effect to such amendments, at the Closing the Credit Agreement shall be in full force and effect, and no event of default shall have occurred and be continuing thereunder.

(h)         Each Purchaser’s purchase of the Offered Securities shall (a) be permitted by the laws and regulations of each jurisdiction to which it is subject, (b) not violate any Applicable Law (including, without limitation, Regulation U, T or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any material tax, penalty or liability under or pursuant to any Applicable Law, which Applicable Law was not in effect on the date hereof.

(i)             The Purchasers shall have received true and correct copies of all Transaction Documents and such documents (i) shall have been duly executed, authenticated (in the case of Notes) and will be delivered by the parties thereto, (ii) upon delivery thereof, shall be in form and substance reasonably satisfactory to the Purchasers and their special counsel and (iii) shall be valid and binding obligations of the parties thereto, enforceable against each of them in accordance with its respective terms.

(j)             The Purchasers shall not have become aware of any information after the date hereof with regards to the Company and its subsidiaries or the transactions contemplated hereby which is inconsistent in a material and adverse manner with the information disclosed by or on behalf of the Company to the Purchasers on or prior to the date hereof, taken as a whole.

(k)          There shall be no inquiry, injunction, restraining order, action, suit or proceeding pending or entered or any statute or rule proposed, enacted or promulgated by any Governmental Authority or any other Person which, in the reasonable opinion of the Purchasers, (i) individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or which seeks to enjoin the consummation of the transactions contemplated by this Agreement and the other Transaction Documents or seeks damages against any of the Purchasers as a result of the transactions contemplated by the Transaction Documents or the issuance of the Offered Securities, (ii) alleges liability on the part of any Purchaser in connection with this Agreement, any other Transaction Documents or the transactions contemplated hereby or thereby or (iii) would bar the issuance of the Offered Securities or the use of the proceeds thereof in accordance with the terms of this Agreement.

(l)             As of the Closing Date, the Consolidated EBITDA (as defined in the Indenture) after giving effect to the transactions contemplated by this Agreement for the Company and its subsidiaries (excluding BCI and its subsidiaries) for the twelve-month period most recently ending at least 15 (but no more than 30) days prior to the Closing Date shall not be less than $495 million plus the amount of any cash restructuring charges as set forth in Schedule 1.1(a) to the Indenture (excluding the December 2002 restructuring charge of $2 million, to the extent recorded) to the extent applicable to the relevant measurement period.

(m)       As of the Closing Date, the Consolidated Adjusted Debt to Adjusted EBITDA Ratio (as defined in the Indenture) after giving effect to the transactions contemplated by this Agreement for the twelve-month period most recently ending at least 15 (but no more than 30) days prior to the Closing Date shall not be greater than 5.5 to 1.0.

7.                                       Termination; Payments Upon Termination.  (a) This Agreement may be terminated by the Purchasers, in their absolute discretion, by notice given to and received by the Company prior to delivery of and payment for the Offered Securities (i) if, prior to that time, any of the events described in Section 6(k) shall have occurred and be continuing, (ii) at any time after the date hereof, if the Company has breached Section 5(l) (other than an inadvertent breach which is promptly cured) or (iii) at any time after March 31, 2003 (as such date may be extended by the mutual agreement of the Purchasers and the Company or as set forth in the proviso to this sentence, the “Drop-Dead Date”); provided, however, that if the Amendment Date is on or after March 2, 2003 and prior to March 31, 2003, the Drop Dead Date shall be automatically extended by 30 days from the Amendment Date.  This Agreement may be terminated by the Company, in its absolute discretion, by notice given to and received by the Purchasers prior to delivery of and payment for the Offered Securities, at any time after the Drop Dead Date (as may be extended as set forth above).  In the event of a termination of this Agreement as provided for in this Section 7(a), all further obligations of the parties under this Agreement will terminate without further liability of any party to another; provided that the obligations of the parties contained in Section 7, Section 13, Section 14, Section 17, Section 19, Section 20 and Section 21 of this Agreement will survive any such termination.

(b)           In addition to the termination rights of the Company set forth in Section 7(a), this Agreement may be terminated by the Company, by notice given to and received by the Purchasers within 3 business days after the Additional Commitment Delivery Date, if the Additional Specified Amount as set forth in the Additional Commitment Letter on such date is less than $150,000,000.  In the event of a termination of this Agreement as provided for in this Section 7(b), all further obligations of the parties under this Agreement will terminate without further liability of any party to another; provided that the obligations of the parties contained in Section 7(c), Section 13, Section 14, Section 17, Section 19, Section 20 and Section 21 of this Agreement will survive any such termination.

(c)            If this Agreement is terminated as set forth in the foregoing clauses (a) or (b), the Company shall promptly pay to the Appropriate Parties a payment (the “Section 7 Payment”) equal to 2% of the Specified Amount; provided, however, that if the Closing does not occur as a result of the condition to the Purchasers’ obligations under this Agreement set forth in Section 6(f) not being satisfied, the Purchasers shall not be entitled to such Section 7 Payment.  The Company also shall pay to each Purchaser or its designee all reasonable and documented out-of-pocket fees and disbursements of such Purchaser contemplated by Section 14.

(d)           In addition to the Section 7 Payment and payment of expenses referred to in the foregoing clause (c), if (i) this Agreement is terminated as set forth in clause (a) above and (ii) after the date hereof and on or prior to June 30, 2003 (the “3% Period”), the Company or any subsidiary of the Company (excluding BCI and its subsidiaries) enters into (and, with respect to any such transaction entered into prior to the expiration of the 3% Period, consummates such transaction after the expiration of the 3% Period) or consummates a transaction or a series of related or unrelated transactions for the provision of any alternative debt or equity financing (any such transaction, an “Alternative Transaction”) (provided that, for purposes of this Section 7 and Section 5(l), neither (1) the issuance of common stock, (2) the cashless exchange (without regard to any cash payments for fractional shares) of common stock or preferred equity (other than Disqualified Capital Stock) of the Company for preferred equity or debt securities of BCI

(whether by exchange offer, merger or otherwise), (3) the consummation of a senior secured facility with an effective yield not in excess of LIBOR plus 400 basis points nor (4) the issuance of preferred equity (other than Disqualified Capital Stock) of the Company shall be deemed to be an Alternative Transaction) then the Company shall (i) provide the Purchasers the opportunity to participate in such Alternative Transaction by providing up to 50% of the aggregate proceeds to the Company and its affiliates from such Alternative Transaction on the same terms as the providers of the remaining proceeds in such Alternative Transaction and (ii) if the Purchasers decline such opportunity, promptly pay to the Appropriate Parties a fee equal to xx% of the Specified Amount.

(e)            If the Purchasers have not received, and are not entitled to receive, the payment described in the foregoing clause (d) and in addition to the Section 7 Payment and payment of expenses referred to in the foregoing clause (c), if (i) this Agreement is terminated as set forth in clause (a) above and (ii) after June 30, 2003 and on or prior to December 31, 2003 (the “1.5% Period”), the Company or any subsidiary of the Company (excluding BCI and its subsidiaries) enters into (and, with respect to any such transaction entered into prior to the expiration of the 1.5% Period, consummates such transaction after the expiration of the 1.5% Period) or consummates an Alternative Transaction with or involving (whether as manager, agent, underwriter, sponsor or otherwise) any current or former lender in the Credit Agreement syndicate as of March 31, 2003, or Lehman Brothers Inc. or any of their respective affiliates, then the Company shall (i) provide the Purchasers the opportunity to participate in such Alternative Transaction by providing up to 50% of the aggregate proceeds to the Company and its affiliates from such Alternative Transaction on the same terms as the providers of the remaining proceeds in such Alternative Transaction and (ii) if the Purchasers decline such opportunity, promptly pay to the Appropriate Parties a fee equal to xx% of the Specified Amount.

(f)              If this Agreement is terminated by the Purchasers pursuant to clause (ii) of Section 7(a), the Company shall promptly pay to the Appropriate Parties, as liquidated damages and in addition to the payment of expenses referred to in clause (b), an amount equal to (x) $xxx, if such termination occurs prior to the delivery of the Additional Commitment Letter as provided in Section 2(a), or (y) 6% of the Specified Amount, if such termination occurs on or after the Additional Commitment Delivery Date (such amount, the “Liquidated Damages Amount”); provided, however, that any amounts owed to the Appropriate Parties pursuant to Section 7(c), Section 7(d) or Section 7(e) shall be reduced by the Liquidated Damages Amount actually received by the Appropriate Parties.

8.                                       Several Obligations of the Purchasers.  The obligations of the Purchasers hereunder shall be several (except that the GS Purchasers shall be jointly and severally liable with respect to the obligations of all of the Purchasers under Section 2(a) up to an amount equal to the Original Specified Amount).

9.                                       Covenants to Provide Information.

Notwithstanding anything in the Indenture to the contrary, in addition to the information required to be delivered pursuant to Section 4.02 of the Indenture, the Company shall deliver the following information described in clauses (i) through (vii) of this Section 9:

(a) to each Purchaser, so long as such Purchaser or any of its Affiliates is a Holder of any of the Offered Securities, and (b) prior to the date on which the Notes become Widely Held, to the purchasers of Notes from any of the Purchasers (each a “Subsequent Purchaser”) that are Institutional Accredited Investors; provided, however, in no event shall the Company be obligated to provide such information to Subsequent Purchasers of Notes who beneficially own less than $5,000,000 of the principal amount at maturity of the Notes; and, provided, further, that (1) any Subsequent Purchaser who beneficially owns at least $5,000,000 of the principal amount at maturity of the Notes shall be entitled to receive information described in clauses (i), (ii) and (vi) of this Section 9, and (2) any Subsequent Purchaser that is a “venture capital operating company” (within the meaning of Department of Labor regulations under ERISA) who beneficially owns at least $20,000,000 of the outstanding principal amount at maturity of the Notes shall be entitled to receive information pursuant to this Section 9 that, in the opinion of such Subsequent Purchaser’s counsel, is necessary for the investment of such Subsequent Purchaser in the Notes to qualify as a “venture capital investment” for purposes of the Department of Labor Regulation §2510.3-101 (or any successor provision), regardless of whether such Subsequent Purchaser has acquired the Notes prior to or after the Notes becoming Widely Held:

(i)                                     Quarterly Statements.  As soon as available, but in any event within fifty (50) days after the end of each quarter, a copy of:

(x)                                   a consolidated balance sheet of (a) the Company and its subsidiaries and (b) the Company and its Restricted Subsidiaries, in each case as at the end of such quarter, together with consolidating balance sheets for each of the Company’s primary business segments, including, without limitation, Broadwing Communications Inc., Cincinnati Bell Telephone and Cincinnati Bell Wireless (all such business segments, collectively, the “Primary Business Segments”), and

(y)                                 consolidated statements of income, stockholders’ equity and cash flows of (a) the Company and its subsidiaries and (b) the Company and its Restricted Subsidiaries, in each case for such quarter and for the portion of the fiscal year ending with such quarter, together with consolidating information for each of the Company’s Primary Business Segments, in each case setting forth in comparative form the figures for the corresponding periods in the prior fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to periodic financial statements generally, and fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from normal year-end adjustments (it being understood that quarterly statements will not be required to contain footnote disclosures) and the absence of footnotes and accompanied by a certificate signed on behalf of the Company by the chief executive officer, chief financial officer or chief accounting officer to the foregoing effect; provided, however, that if the Company is then subject to the reporting requirements under Section 13 or Section 15(d) of the Exchange Act, the delivery by the Company to such Purchaser or such Subsequent Purchaser of a Quarterly Report on Form 10-Q or any successor form within the time periods above described shall satisfy the requirements of this Section 9(i) with respect to financial statements for the Company and its subsidiaries.

(ii)                                  Annual Statements.  As soon as available, but in any event within ninety-five (95) days after the end of each fiscal year of the Company, a copy of:

(x)                                   an audited consolidated balance sheet of (a) the Company and its subsidiaries and (b) the Company and its Restricted Subsidiaries, in each case as at the end of such year, together with consolidating balance sheets for each of the Company’s Primary Business Segments, and

(y)                                 consolidated statements of income or operations, stockholders’ equity and cash flows of (a) the Company and its subsidiaries and (b) the Company and its Restricted Subsidiaries, in each case for such year, together with consolidating information for each of the Company’s Primary Business Segments, in each case setting forth in comparative form the figures for the prior fiscal year, all in reasonable detail, prepared in accordance with GAAP, fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from normal year-end adjustments, and accompanied by:

(A)                              an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such consolidated financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, except for the omission of the Unrestricted Subsidiaries, and that the examination of such accountants in connection with such financial statements (other than consolidating statements) has been made in accordance with generally accepted auditing standards in the United States, and that such audit provides a reasonable basis for such opinion in the circumstances,

(B)                                a written statement by the independent certified public accountants giving the report thereon stating whether, in connection with their audit examination, any condition or event that constitutes a Default or Event of Default with respect to the covenants contained in Section 5.02 and Section 5.04 of the Indenture has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of their audit examination, and

(C)                                a certificate of the chief financial officer or chief executive officer on behalf of the Company stating that such financial statements have been prepared in accordance with GAAP applicable to periodic financial statements generally and fairly present, in all material respects, the financial position of the companies being reported on and their results of operations and income, retained earnings and stockholders’ equity, and cash flows;

provided, however, that if the Company is then subject to the reporting requirements under Section 13 or 15(d) of the Exchange Act, the delivery by the Company to such Purchaser or such Subsequent Purchaser of an Annual Report on Form 10-K or any successor form within the time periods above described shall satisfy the requirements of this Section 9(ii) with respect to financial statements for the Company and its subsidiaries; provided that the documents referred to in clauses (A) and (C) of this Section 9(ii) shall nonetheless be provided.

(iii)                               Concurrently with the delivery of the quarterly and annual financial statements referred to in Sections 9(i) and (ii), a certificate on behalf of the Company by a Responsible Officer (1) stating that the signer reviewed this Agreement and has made a review in reasonable detail of the transactions and condition of the Company and its subsidiaries during the fiscal quarter or year, as the case may be, and that the signer does not have knowledge of the existence and continuance as at the date of such certificate of any condition or event which constitutes a Default or an Event of Default, or, if such condition or event exists, specifying the nature and period of existence thereof and what action the Company has taken or is taking or proposes to take with respect thereto, (2) setting forth the amount of the Restricted Payments made and/or Indebtedness incurred during such period and demonstrating (with reasonably detailed calculations in support thereof) pursuant to which provisions of the Indenture such Restricted Payments were made and/or such Indebtedness was incurred, (3) setting forth the aggregate amount of Restricted Payments, Indebtedness, Investments, allowances or payments made pursuant to Section 5.11 of the Indenture for the relevant quarter and since October 1, 2002,  and (4) if not specified in the quarterly and annual financial statements referred to above, the aggregate amount of interest paid or accrued by each of the Company and its subsidiaries, and the aggregate amount of depreciation and amortization charged on the books of the Company during such accounting period.

(iv)                              Promptly upon receipt thereof, copies of all final reports submitted to the Company or to any of its subsidiaries by independent certified public accountants in connection with each annual, interim or special audit of the books of the Company or any of its subsidiaries made by such accountants, including, without limitation, any final comment letter submitted by such accountants to management in connection with their annual audit.

(v)                                 (1) If the Company is no longer subject to the reporting requirements of Section 12 or Section 15 of the Exchange Act, promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent generally to its security holders by the Company or any of its subsidiaries and all regular and periodic reports and all registration statements and final prospectuses, if any, filed by the Company or any of its subsidiaries with any securities exchange or with the Commission or any Governmental Authority succeeding to any of its functions and (2) promptly upon request, such additional financial and other information as any Purchasers or Subsequent Purchasers may from time to time reasonably request.

(vi)                              Promptly, but in any event within five (5) Business Days, after a Responsible Officer of the Company becomes aware of the existence of any Default or Event of Default under the Indenture or that any Person has given any notice or taken any other action with respect to a claimed Default or Event of Default under the Indenture, a written notice thereof specifying the nature and existence thereof and what action the Company is taking or proposes to take with respect thereto.

(vii)                           Simultaneously with the furnishing of such information to any other holder of Indebtedness of the Company or any of its subsidiaries to the extent required thereby, (i) copies of all other financial statements, reports or projections with respect to the Company or its subsidiaries which are broader in scope or on a more frequent basis than the Company is required to provide under this Agreement and (ii) copies of all studies, reviews, reports or assessments relating to environmental matters that reveal material circumstances, events or other matters.

10.                                 Other Affirmative Covenants.

(a)          The Company and its subsidiaries each will keep complete and accurate books and records of their transactions in accordance with good accounting practices on the basis of GAAP applied on a consistent basis (including the establishment and maintenance of appropriate reserves).  So long as a Purchaser is a Holder, the Company and its subsidiaries will provide reasonable opportunities to each such Purchaser to routinely consult with and advise management of the Company and its subsidiaries on all matters relating to the operation of the Company and its subsidiaries, including management’s proposed annual operating plans.  The Company agrees to and shall cause its subsidiaries to give due consideration to the advice given and any proposals made by such Purchaser.  Upon reasonable notice and, at any time, at the reasonable request of any of the Purchasers so long as any such Purchaser is a Holder, the Company shall, and shall cause its subsidiaries to, subject to compliance with Applicable Laws and confidentiality obligations to third parties, give each Purchaser and their authorized representatives reasonable access during normal business hours to all contracts, books, records, personnel, offices and other facilities and properties of the Company and its subsidiaries, their legal advisors and accountants, and, to the extent available to the Company after the Company uses reasonable efforts to obtain them, the accountants’ work papers, and to permit such Purchaser (and any sales or placement agent or any underwriter), to make such copies and inspections thereof as such Purchaser may reasonably request and discuss the affairs, finances and accounts with the officers thereof.  Any such visit will be at the expense of such Purchaser (or sales or placement agent or underwriter), as the case may be, unless there is an occurrence and continuance of an Event of Default under the Indenture (in which case at the expense of the Company).  For purposes of this Section 10(a), the term “Purchaser” shall include any Subsequent Purchaser that is a “venture capital operating company” (within the meaning of Department of Labor regulations under ERISA) who beneficially owns at least $20,000,000 of the outstanding principal amount at maturity of the Notes.

(b)         So long as the GS Purchasers and their Affiliates (but not any assignee) own 25% of  the aggregate principal amount at maturity of the Notes originally acquired by them, taken as a whole, GS Mezzanine shall be entitled to designate a non-voting observer (the “GS Observer”) to attend and participate in (but not vote at) all meetings of the Board of Directors of the Company, and the executive committee (and/or any other committee that is vested with the duties customarily attributable to executive committees of similar companies) of the Board of Directors of the Company.  In the event of a vacancy caused by the disqualification, removal, resignation or other cessation of service of the GS Observer from the Board of Directors of the Company, the Company shall cause the appointment of a new GS Observer nominated by GS Mezzanine at least seven days prior to the date of the next regular or special meeting of the Board of Directors of the Company.  The GS Observer shall be permitted to attend meetings of the Board of Directors of the Company and the executive committee (and/or any other committee that is vested with the duties customarily attributable to executive committees of similar companies) of the Board of Directors in person or telephonically.  The GS Observer shall be entitled to be present at all meetings of the Board of Directors of the Company and the executive committee (and/or any other committee that is vested with the duties customarily attributable to executive committees of similar companies) of the Board of Directors of the Company and such GS Observer shall be notified of any meeting of the Board of Directors or such committee, including such meeting’s time and place, in the same manner as Directors of the Company and shall have the same access to information (including any copies of all materials distributed to members of such Board of Directors or such committee) concerning the business and operations of the Company and at the same time as Directors of the Company and shall be entitled to participate in discussions and consult with, and make proposals and furnish advice to, the Board of Directors or such committee.

(c)          The Company shall indemnify and hold harmless, to the fullest extent permitted under Applicable Law, the GS Observer to the same extent as all other Directors of the Company and on terms no less favorable than the terms of the Company’s certificate of incorporation and bylaws in existence on the date hereof.  In addition, the Company shall reimburse the GS Observer for all reasonable out-of-pocket expenses incurred by the GS Observer in connection with the performance of the duties of a non-voting observer to the same extent as all other Directors of the Company.

(d)         Any GS Observer shall be reasonably acceptable to the Company; provided that any managing director or vice president of Goldman Sachs & Co. shall be deemed to be acceptable to the Company.

11.                                 Provisions Relating to Resales of Notes.

(a)   Private Offerings.  The Company, on the one hand, and the Purchasers, on the other hand, agree that the following provisions will apply to any offering by any of the Purchasers of some or all of the Notes, the Warrants and the Warrant Shares (collectively, the “Covered Securities”), owned from time to time by the Purchasers, without registration under the Securities Act:

(i)                                     Offers and Sales only to Accredited Investors or QIBs.  Offers and sales of the Offered Securities will be made only by the Purchasers or any of its affiliates who are qualified to do so in the jurisdictions in which such offers or sales are made.  Each such offer or sale shall only be made (i) to persons who are QIBs, (ii) to other Accredited Investors (as defined in the Indenture) that the offeror or seller reasonably believes to be and, with respect to sales and deliveries, that are Accredited Investors who are not QIBs or (iii) non-U.S. persons outside the United States to whom offers and sales of the Securities may be made in reliance upon Regulation S under the Securities Act.  A pledge by any Holder of a Note shall not constitute a sale unless and until such pledge shall be realized upon.

(ii)                                  No General Solicitation.  The Covered Securities will be offered by approaching prospective Subsequent Purchasers on an individual basis.  No general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) will be used in the United States and no directed selling efforts (as defined in Regulation S) will be made outside the United States in connection with the offering of the Securities.

(iii)                               Purchases by Non-Bank Fiduciaries.  In the case of a non-bank Subsequent Purchaser acting as a fiduciary for one or more third parties, in connection with an offer and sale to such purchaser pursuant to this Section 11, such third parties shall be an Institutional Accredited Investor or a QIB or a non-U.S. person outside the United States.

(iv)                              Restrictions on Transfer.  Upon original issuance by the Company and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Notes) shall bear such legend as is required under Appendix A to the Indenture and the Warrants and the Warrant Shares shall bear such legend as is required under Section 6 of the Warrant Agreement.

(v)                                 No Future Liability.  Following the sale of the Covered Securities by the Purchasers to any Subsequent Purchaser pursuant to the terms hereof, the Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security previously sold by the Purchaser in compliance with this Section 11.

(b)   Syndication Assistance.  Subject to Section 11(a), at any time after the 90th day following the Closing, so long as the Purchasers and their Affiliates hold Notes:

(i)                                     The Company will, if reasonably requested by the Purchasers holding at least 25% of the then outstanding principal amount at maturity of Notes, assist the Purchasers in completing any private resale (a “Private Offering”) of Notes, but in no event shall the Company be required to assist in more than two Private Offerings and in no event more than once in any six-month period, by the Purchasers of the Notes in accordance with the Purchasers’ intended method of distribution provided that the Purchasers shall comply with all restrictions applicable to the transfer of the Notes under the Indenture and under applicable federal and state securities laws.  If any Purchasers request assistance to complete a Private Offering, the Company will notify the other Purchasers of the Private Offering and the other Purchasers shall be entitled to receive the same assistance received by the initially requesting Purchasers from the Company in the Private Offering.  Such assistance by the Company may, in any such case, include the following:

(A)                                   using commercially reasonable efforts to the end that the distribution efforts benefit from the Company’s existing lending relationships;

(B)                                     using commercially reasonable efforts to direct contact between the Company’s senior management and advisors and prospective purchasers to enable them to conduct their due diligence investigation;

(C)                                     responding to reasonable inquiries of, and providing answers to, each prospective purchaser who so inquires about the Company and its subsidiaries (to the extent such information is available or can be acquired and made available to prospective purchasers without commercially unreasonable effort or expense and to the extent the provision thereof is not prohibited by Applicable Law or applicable confidentiality restrictions or would require simultaneous public disclosure under Regulation FD promulgated under the Exchange Act) and the terms and conditions of the applicable distribution;

(D)                                    using commercially reasonable efforts to host meetings of prospective purchasers, appropriate in number for the size and nature of proposed offerings;

(E)                                      using commercially reasonable efforts to promptly prepare and provide to the Purchasers (or any sales or placement agent therefor and any initial purchaser thereof) all information with respect to the Company, including projections, as the Purchasers (or any sales or placement agent therefor and any underwriter thereof) may reasonably request.  Any such projections made available to the Purchasers (or each placement or sales agent, if any, therefor and each underwriter, if any, thereof) by the Company or any of its representatives will be prepared in good faith based upon assumptions believed in good faith to be reasonable; provided, however, that in no event shall the Company be required to give any representations or warranties with respect to such projections; and

(F)                                      if requested by the Purchasers, take actions reasonably necessary to enable Standard & Poor’s Rating Services, Inc. and Moody’s Investors Service, Inc. to provide their respective credit ratings of the Notes; provided, that nothing contained in this Section 11(b)(i) shall require the Company or any of its subsidiaries to take any actions that would (i) unreasonably interfere with or disrupt their businesses or operations; (ii) interfere with or disrupt  any securities offering by the Company;

(iii) require the Company and its subsidiaries to incur any significant expense; or (iv) require the Company or any of its subsidiaries to provide any non-public information to any third party unless such third party shall have entered into a confidentiality agreement on terms reasonably acceptable to the Company; or (v) be required to take any actions that would result in any Private Offering being deemed a public offering under the Securities Act.

(ii)                                  The Company will allow the Purchasers (or any sales or placement agent therefor or, in the case of an underwritten offering, the lead manager and co-managers thereof, in each case, as may be selected by the Purchasers and is reasonably acceptable to the Company), in consultation with the Company, to manage all aspects of the distribution of the Notes, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitment will be accepted, which institutions will participate, the allocations of the commitments among the prospective purchasers and the amount and distribution of fees from the sellers among the prospective purchasers.

(iii)                               At the request of the Purchasers, in order to facilitate the consummation of a Private Offering, the Company will prepare and deliver to each Purchaser copies of an offering memorandum (“Offering Memorandum”) describing the terms of the Notes proposed to be sold and of the Private Offering contemplated by such resales and containing such other information customarily included in offering memoranda for similar transactions.  The Offering Memorandum for any Private Offering will not, as of its date and as of the closing of such Private Offering, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by any Purchaser or any of its agents or representatives expressly for use in the Offering Memorandum.  Without limiting the foregoing, the Offering Memorandum for any Offering will contain all the information specified in, and meeting the requirements of, subsection (d)(4) of Rule 144A.  Prior to distributing, amending or supplementing the Offering Memorandum in connection with any Private Offering, the Company shall furnish to the Purchasers a copy of each such proposed Offering Memorandum, or amendment or supplement thereto, and, allowing for a reasonable period of review by the Purchasers, the Company shall not distribute, use or file the Offering Memorandum or any such proposed amendment or supplement to which any Purchaser selling Notes pursuant to such Offering Memorandum may reasonably object.

(iv)                              If, prior to the completion of the sale of the Notes by the Purchasers in any Private Offering, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the related Offering Memorandum in order to make the statements therein not contain a misstatement of a material fact or an omission of a material fact required to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a prospective purchaser and at the closing of the sale of the Notes covered thereby, not misleading or if, in the reasonable opinion of the Purchasers or counsel for the Purchasers, it is otherwise necessary to amend or supplement the Offering Memorandum to comply with Applicable Law, then the Company agrees to promptly prepare, and furnish at its own expense to the Purchasers, amendments or supplements to the Offering Memorandum so that the statements in the Offering Memorandum as so amended or supplemented will not contain a misstatement of a material fact or an omission of a material fact required to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a prospective purchaser and at the closing of the sale of such Notes, not misleading or so that the Offering Memorandum, as amended or supplemented, will comply with Applicable Law. Notwithstanding the foregoing, upon the occurrence or existence of any pending corporate development or any other event that, in the reasonable judgment of the Company, makes it appropriate to suspend the availability of the Offering Memorandum, the Company shall give notice (without notice of the nature of details of such events) to the Purchasers that the availability of the Offering Memorandum is suspended and, each Purchaser agrees not to sell any Notes pursuant to the Offering Memorandum until such Purchaser’s receipt of copies of a supplemented or amended Offering Memorandum provided for in this clause (iv) or until it is advised in writing by the Company that the Offering Memorandum may be used; provided that such suspension period shall not exceed 45 days in any three-month period or 90 days in any 12-month period.

12.                                 Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Purchasers, the Company and, except for Sections 5(a), 9 (which shall inure to the benefit of Subsequent Purchasers, as set forth therein), 10 (which, in the case of Section 10(a), shall inure to the benefit of Subsequent Purchasers, as set forth therein) and 11(b), their respective successors and their assigns, except to the extent prohibited by this Agreement.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except as provided in Section 13 with respect to affiliates, officers, directors, stockholders, trustees, employees, representatives, agents and controlling persons of the Purchasers.  Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

13.                                 Indemnification.  (a)  The Company shall indemnify and hold harmless each Purchaser, its affiliates, officers, directors, stockholders, trustees, employees, and representatives, and each person, if any, who controls any such person within the meaning of the Securities Act or the Exchange Act  (collectively referred to herein as the “Indemnitees”), from and against any and all liabilities, obligations, losses, damages, actual or prospective claims, litigation, investigations or proceedings, whether based on contract, tort or other theory and regardless of whether any Indemnitee is a party thereto, and the related costs and expenses, including, without limitation, all reasonable and documented legal fees and other expenses incurred in the investigation, defense, appeal and settlement of claims, actions, suits and proceedings (collectively referred to herein as the “Indemnified Liabilities”), incurred by the Indemnitees as a result of, or arising out of or relating to the transactions contemplated by the Transaction Documents, including, without limitation:

(i)                                     any nonfulfillment or breach of any covenant or agreement on the part of the Company or any of its subsidiaries under this Agreement or any other Transaction Document;

(ii)                                  any statements or omissions made in any disclosure or other information or materials used in connection with the transactions contemplated by the Transaction Documents; or

(iii)                               the execution, delivery, performance or enforcement of this Agreement, the other Transaction Documents or any other instrument or document contemplated hereby or thereby or any act, event or transaction related or attendant thereto or contemplated hereby or thereby, or any action or inaction by any Indemnitee under or in connection herewith or therewith;

provided that such indemnity shall not, as to any Indemnitee, be available to the extent that (x) such Indemnified Liabilities are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) such Indemnified Liabilities of a Purchaser result from disputes among such Purchaser and one or more Purchasers.  If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under Applicable Law.

(b)         The obligations of the Company under this Section 13 shall be in addition to any liability that the Company may otherwise have and shall survive the payment or prepayment in full or transfer of any Note or Warrant and the enforcement of any provision hereof or thereof.

(c)          Any indemnification payment pursuant to this Agreement shall be treated for federal, state, local and foreign tax purposes as an adjustment to the purchase price of the Notes and the Warrants.

14.                                 Expenses.  The Company agrees, whether or not the sale of the Offered Securities hereunder or any other transactions contemplated hereby shall be consummated, to pay and hold the Purchasers harmless against any and all liability for the payment of all reasonable out-of-pocket and documented costs and expenses arising in connection with the preparation, negotiation, execution, delivery and performance of this Agreement, the Offered Securities, the Exchange Notes and any other Transaction Documents, any other agreements, instruments or documents executed pursuant thereto or in connection therewith, and the transactions contemplated by the Transaction Documents, including, without limitation, (a) the fees and expenses of the Trustee or any paying agent (including reasonable and documented fees and expenses of counselor to such parties), and (b) the reasonable and documented fees and disbursements of Fried, Frank, Harris, Shriver & Jacobson, counsel to the Purchasers, Hogan & Hartson LLP, regulatory counsel to the Purchasers, and all other tax, legal, regulatory, consulting and accounting fees and expenses; provided, however, that the Company’s obligation to pay such costs and expenses shall not exceed $3,150,000.  Notwithstanding the foregoing, the Company agrees to pay all expenses incurred by the Purchasers (including reasonable and documented counsel fees and disbursements) in connection with (a) any amendment, waiver or consent requested by the Company under or with respect to this Agreement, the Indenture, the Offered Securities or the Exchange Notes, whether or not the same shall become effective; (b) enforcing, defending or declaring any rights or remedies under the Transaction Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with the Transaction Documents or by reason of being a holder of any of the Offered Securities or the Exchange Notes; and (c) the insolvency or bankruptcy of the Company or any subsidiary of the Company or in connection with any work-out or restructuring of the transactions contemplated by the Transaction Documents.  The obligations of the Company under this Section 14 shall survive the payment for or transfer of any Note or Warrant, the enforcement of any provision hereof or thereof, any such amendments and waivers or consents.  The Purchasers shall not be responsible for any fees or disbursements of the accountants or any other costs and expenses incident to the performance of the obligations of the Company under this Agreement which are not otherwise specifically provided for in this Section 14.

15.                                 Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Purchasers contained in this Agreement or made by or on behalf of the Company or the Purchasers, and all fees and expenses payable by the Company, pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Offered Securities, and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any of their respective affiliates, officers, directors, employees, representatives, agents or controlling persons.

16.                                 Notices, etc.  All statements, requests, notices and agreements hereunder shall be in writing and delivered in person or overnight courier service, mailed by first-class mail addressed as follows or delivered via facsimile transmission:

(a)  if to the Purchasers:

GS Mezzanine Partners II, L.P.

GS Mezzanine Partners II Offshore, L.P.
c/o Goldman, Sachs & Co.

85 Broad Street, 10th Floor

New York, New York  10004

(facsimile no.:  (212) 902-3000)

Attention:  Kaca Enquist

with copies to:

Fried, Frank, Harris, Shriver & Jacobson
One New York Plaza
New York, New York  10004
(facsimile no.:  (212) 859-4000)
Attention:  F. William Reindel, Esq.

(b) if to the Company:

Broadwing Inc.

201 East Fourth Street

Cincinnati, OH  45202

(facsimile no.:  (513) 397-4177)

Attention:  Mark Peterson

with copies to:

Cravath, Swaine & Moore
825 Eighth Avenue
New York, NY  10019
(facsimile no.:  (212) 474-3700)
Attention:  William V. Fogg, Esq.

The Company or the Purchasers, by notice to the other party, may designate additional or different addresses for subsequent notices or communications.

17.                                 Confidentiality.  (a)  Subject to the provisions of clause (b) of this Section 17, each Purchaser agrees that it will not disclose without the prior consent of the Company (other than to its employees, auditors, creditors, advisors or counsel or to another Purchaser if the Purchaser or such Purchaser’s holding or parent company in its sole discretion determines that any such party should have access to such information; provided such Persons shall expressly agree to be subject to the provisions of this Section 17 to the same extent as such Purchaser) any nonpublic information which is now or in the future furnished pursuant to this Agreement or any other Transaction Document; provided that any Purchaser may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 17(a) by such Purchaser or any other Person to whom such Purchaser has provided such information as permitted by this Section 17, (ii) as may be required in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Purchaser or to the Commission or similar organizations (whether in the United States of America or elsewhere) or their successors, (iii) as may be required or appropriate in respect of any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Purchaser and (v) to any prospective or actual Subsequent Purchaser in connection with any contemplated transfer of any of the Offered Securities by such Purchaser; provided that such prospective Subsequent Purchaser expressly agrees to be bound by the confidentiality provisions contained in this Section 17.

(b)         The Company hereby acknowledges and agrees that each Purchaser may share with any of its affiliates, and such affiliates may share with such Purchaser, any information related to the Company or any of its subsidiaries (including, without limitation, any nonpublic information regarding the creditworthiness of the Company and its subsidiaries); provided such Persons shall be subject to the provisions of this Section 17 to the same extent as such Purchaser.

18.                                 Definition of Terms.  For purposes of this Agreement, (a) capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture (b) the term “business day” means any day on which the New York Stock Exchange, Inc. is open for trading and, (b) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act.

19.                                 GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

20.                                 Submission to Jurisdiction; Waiver of Service and Venue.  (a)  Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the U.S. District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, the Offered Securities or any other document, instrument or agreement executed or delivered in connection herewith or therewith, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement, the Offered Securities or any other document, instrument or agreement executed or delivered in connection herewith or therewith shall affect any right that any of the parties hereto may otherwise have to bring any action or proceeding relating to this Agreement, the Offered Securities or any other document, instrument or agreement executed or delivered in connection herewith or therewith against the Company or their properties in the courts of any jurisdiction.

(b)         Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, the Offered Securities or any other document, instrument or agreement executed or delivered in connection herewith or therewith in any court referred to in Section 19.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)          Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 16.  Nothing in this Agreement, the Offered Securities or any other document, instrument or agreement executed or delivered in connection herewith or therewith will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

21.                                 WAIVER OF RIGHT TO TRIAL BY JURY.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OFFERED SECURITIES OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH WHETHER NOW EXISTING OR

HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHER THEORY.  EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

22.                                 Counterparts.  This Agreement may be executed in one or more counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

23.                                 Entire Agreement and Amendments.  (a)  This Agreement represents the entire agreement of the parties hereto and supersedes all prior agreements and understandings, oral or written, if any, relating to the transactions contemplated in this Agreement; and (b) no amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

24.                                 Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and the several Purchasers in accordance with its terms.

[Signature page to Senior Subordinated Discount Notes Purchase Agreement]

Very truly yours,

BROADWING INC.

By:	/s/ Thomas L. Schilling
	Name:	Thomas L. Schilling
	Title:	Chief Financial Officer

Agreed to and accepted by:

GS MEZZANINE PARTNERS II, L.P.

By:	GS Mezzanine Advisors II, L.L.C.,
its general partner

By:	/s/ Muneer Satter
	Name:	Muneer Satter
	Title:	Vice President

GS MEZZANINE PARTNERS II OFFSHORE, L.P.

By:	GS Mezzanine Advisors II, L.L.C.
its general partner

By:	/s/ Muneer Satter
	Name:	Muneer Satter
	Title:	Vice President